Exhibit 10.6

AMENDMENT TO LETTER AGREEMENT

                This Agreement to Amend the Letter Agreement is made this ________ day of February, 2007 by and between Bucyrus International, Inc. (the “Company”) and Timothy W. Sullivan (the “Executive”).

                WHEREAS, on July 27, 2004, the Company and the Executive entered into a Letter Agreement (the “Letter Agreement”) with respect to the terms and conditions of the Executive’s employment with the Company, which Letter Agreement provides, among other items, a severance payment for one year of the Executive’s base salary if the Company terminates the Executive’s employment without cause;

                WHEREAS, on February ____, 2007, the Company and the Executive entered into a Key Executive Employment and Severance Agreement (the “KEESA”) which provides Executive with certain severance benefits in the event he experiences a covered termination of employment upon or following a change in control of the Company;

                WHEREAS, the Company and the Executive desire to amend the Letter Agreement in order to avoid a duplication of severance benefits following a change in control of the Company;

                WHEREAS, the severance payment provided under the Letter Agreement may be considered deferred compensation subject to the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), which was effective January 1, 2005;

                WHEREAS, the Company and the Executive also desire to amend the Letter Agreement to comply with the provisions of Code Section 409A.

                NOW, THEREFORE, in consideration of the premises and for the mutual consideration hereinafter set forth and provided in the Letter Agreement and KEESA, the parties agree as follows:

                1.             Effective immediately prior to a Change in Control of the Company (as defined in the KEESA), the Letter Agreement shall terminate and the Company and Executive shall have no further rights or obligations under the Letter Agreement. Notwithstanding the foregoing, if the Executive becomes entitled to the benefits provided by Section 2 of the KEESA in connection with the Executive’s termination of employment prior to a Change in Control of the Company, Executive shall be entitled to the benefits payable under the KEESA in lieu of the severance payment provided under the Letter Agreement.

                2.             Effective as of January 1, 2005, Section 5 of the Letter Agreement is amended by adding a new paragraph to the end thereof to read as follows:

                “Notwithstanding the foregoing, if at the time of your termination of employment you are considered a “specified employee” within the meaning of Internal Revenue Code Section 409A, and if the severance payment does not meet the requirements for a short-term deferral or is otherwise not exempt from the application of Code Section 409A, then payment of your severance shall be delayed until the first day of the seventh month following the month in which your termination of employment occurs. In such event, the first six months of your severance payments shall be accumulated and paid in a lump sum (without interest thereon) following the end of the six-month delay, and the remaining six months of severance payments shall be paid in accordance with the normal payroll practices of the Company thereafter. In addition, your severance benefit will be paid only if your termination of employment qualifies as a “separation from service” within the meaning of Code Section 409A.”

                3.             Except as provided herein, the provisions of the Letter Agreement shall continue in full force and effect. This Amendment may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

                IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

EXECUTIVE	BUCYRUS INTERNATIONAL, INC.

/s/ Timothy W. Sullivan	By:	/s/ Robert W. Korthals

Timothy W. Sullivan		Name: Robert W. Korthals
Title: Chairman of the Compensation
Committee of the Board of Directors
2